                                                                EXHIBIT 99(a)(6)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYOR.--Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payor.

NAME. If you are an individual, you must generally enter the name shown on your social security card. However, if you have changed your name, for instance, due to marriage, without informing the Social Security Administration of the name change, please enter your first name, the last name shown on your social security card, and your new last name.

------------------------------------------------------------
                                         GIVE THE NAME AND
                                         SOCIAL SECURITY
                                         NUMBER OR
                                         EMPLOYER
                                         IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:                NUMBER OF--
------------------------------------------------------------
 1.  Individual                          The individual
 2.  Two or more individuals (joint      The actual owner of
     account)                            the account or, if
                                         combined funds, the
                                         first individual on
                                         the account(1)
 3.  Custodian account of a minor        The minor(2)
     (Uniform Gift to Minors Act)
 4.  a. The usual revocable savings      The grantor-
        trust account (grantor is also   trustee(1)
        trustee)
     b. So-called trust account that is  The actual owner(1)
        not a legal or valid trust
        under state law
 5.  Sole proprietorship                 The owner(3)
------------------------------------------------------------

------------------------------------------------------------
                                         GIVE THE NAME AND
                                         SOCIAL SECURITY
                                         NUMBER OR
                                         EMPLOYER
                                         IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:                NUMBER OF--
------------------------------------------------------------
 6.  A valid trust, estate, or pension   The legal entity(4)
     trust
 7.  Corporate                           The corporation
 8.  Association, club, religious,       The organization
     charitable, educational, or other
     tax-exempt organization
 9.  Partnership                         The partnership
10.  A broker or registered nominee      The broker or
                                         nominee
11.  Account with the Department of      The public entity
     Agriculture in the name of a
     public entity (such as a state or
     local government, school district,
     or prison) that receives agricul-
     tural program payments
------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's social security number.
(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or your employer identification number (if you have one).
(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title).

NOTE: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

Note: Section references are to the Internal Revenue Code of 1986, as amended, unless otherwise noted.

PURPOSE OF FORM. A person who is required to file an information return with the IRS must get your correct Taxpayer Identification Number ("TIN") to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA. Use Form W-9 to give your correct TIN to the requester (the person requesting your TIN) and, when applicable, (1) to certify the TIN you are giving is correct (or you are waiting for a number to be issued), (2) to certify you are not subject to backup withholding, or (3) to claim exemption from backup withholding if you are an exempt payee.

NOTE: If a requester gives you a form other than a W-9 to request your TIN, you must use the requester's form if it is substantially similar to Form W-9.

WHAT IS BACKUP WITHHOLDING? Persons making certain payments to you must withhold and pay to the IRS 31% of such payments under certain conditions. This is called "backup withholding." Payments that may be subject to backup withholding include interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding. If you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return, payments you receive will not be subject to backup withholding. Payments you receive WILL be subject to backup withholding if:

1. You do not furnish your TIN to the requester, or

2. The IRS tells the requester that you furnished an incorrect TIN, or

3. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

4. You do not certify to the requester that you are not subject to backup withholding under 3 above (for reportable interest and dividend accounts opened after 1983 only), or

5. You do not certify your TIN when required. See chart above for details.

Certain payees and payments are exempt from backup withholding and information reporting. See below.

OBTAINING A TIN. If you do not have a TIN, apply for one immediately. You can obtain Form SS-5, "Application for a Social Security Card" (for individuals), Form W-7, "Application for IRS Individual Taxpayer Identification Number" (for individuals who are not U.S. citizens or nationals), or Form SS-4, "Application for Employer Identification Number" (for businesses and all other entities), at the local office of the Social Security Administration or the IRS, or by calling 1-800-TAX-FORM (1-800-829-3676).

If you do not have a TIN, write "Applied For" in the space for the TIN in Part 1, check the box entitled "Awaiting TIN" in Part 3, sign and date the Substitute Form W-9, and sign and date the Certificate of Awaiting Taxpayer Identification Number, and give it to the requester. NOTE: Checking the box titled "Awaiting TIN" on the form means that you have already applied for a TIN OR that you intend to apply for one soon. Notwithstanding that the box in Part 3 is checked and the Certificate of Awaiting Taxpayer Identification Number is completed, the Depositary will withhold 31% of all payments made prior to the time a properly certified TIN is provided to the Depositary.

As soon as you receive your TIN, complete another Form W-9, include your TIN, sign and date the form, and give it to the requester.

PAYEES AND PAYMENTS EXEMPT FORM BACKUP WITHHOLDING. Individuals (including sole proprietors) are NOT exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.

If you are exempt from backup withholding, you should still complete Substitute Form W-9 to avoid possible erroneous backup withholding. Enter your correct TIN in Part 1, write "Exempt" on the face of the form, sign and date the form, and return it to the Requester. If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester a completed Form W-8, "Certificate of Foreign Status."

The following is a list of payees exempt from backup withholding and for which no information reporting is required. For interest and dividends, all listed payees are exempt except item (9). For broker transactions, payees listed in items (1) through (13) and a person registered under the Investment Advisors Act of 1940 who regularly acts as a broker are exempt. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items (1) through (7), except a corporation (other than certain hospitals described in Regulations section 1.6041-3(c)) that provides medical and health care services or bills and collects payments for such services is not exempt from backup withholding or information reporting. Only payees described in items (1) through (5) are exempt from backup withholding for barter exchange transactions and patronage dividends.

    (1) An organization exempt from tax under section 501(a), an IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

    (2) The United States or any of its agencies or instrumentalities.

    (3) A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

    (4) A foreign government or any of its political subdivisions, agencies or instrumentalities.

    (5) An international organization or any of its agencies or instrumentalities.

    (6) A corporation.
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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                  NUMBER ON SUBSTITUTE FORM W-9 -- (CONTINUED)

                                     PAGE 3

    (7) A foreign central bank of issue.

    (8) A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.

    (9) A futures commission merchant registered with the Commodity Futures Trading Commission.

    (10) A real estate investment trust.

    (11) An entity registered at all times during the tax year under the Investment Company Act of 1940.

    (12) A common trust fund operated by a bank under section 584(a).

    (13) A financial institution.

    (14) A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

    (15) A trust exempt from tax under section 664 or described in section 4947.

Payments of dividends and patronage dividends that generally are exempt from backup withholding include the following:
  - Payments to nonresident aliens subject to withholding under section 1441.
  - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident alien partner.
  - Payments of patronage dividends not paid in money.
  - Payments made by certain foreign organizations.
  - Section 404(k) payments made by an ESOP.
  - Payments made to a nominee.

    Payments of interest that generally are exempt from backup withholding include the following:
  - Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payor's trade or business and you have not provided your correct TIN to the payor.
  - Payments of tax-exempt interest (including exempt-interest dividends under section 852).
  - Payments described in section 6049(b)(5) to nonresident aliens.
  - Payments on tax-free covenant bonds under section 1451.
  - Payments made by certain foreign organizations.
  - Payments of mortgage interest to you.
  - Payments made to a nominee.

Exempt payees described above should file substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE REQUESTER, FURNISH YOUR TIN, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE REQUESTER. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE FORM W-8, "CERTIFICATE OF FOREIGN STATUS" WITH THE REQUESTER.

Certain payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N and the regulations promulgated thereunder.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividends, interest, or other payments to give TINs to persons who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide the information to the Department of Justice for civil and criminal litigation and to cities, states and the District of Columbia to carry out their tax laws.

You must provide your TIN whether or not you are required to file a tax return. Payors must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not give a TIN to a payor. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TIN.--If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
(4) MISUSE OF TINS.--If the requester discloses or uses TINs in violation of Federal law, the requester may be subject to civil and criminal penalties.

                    FOR ADDITIONAL INFORMATION CONTACT YOUR
                           TAX CONSULTANT OR THE IRS.